Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

February 20, 2025

Board of Directors

CNB Financial Corporation

1 South Second Street

Clearfield, Pennsylvania 16830

Ladies and Gentlemen:

We have acted as counsel to CNB Financial Corporation, a Pennsylvania corporation (“CNB”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 9, 2025, by and among CNB, CNB Bank, N.A., a federally-chartered national banking association and wholly owned subsidiary of CNB (“CNB Bank”), ESSA Bancorp, Inc., a Pennsylvania corporation (“ESSA”), and ESSA Bank & Trust, a Pennsylvania-chartered stock savings bank and wholly-owned subsidiary of ESSA (“ESSA Bank”), pursuant to which (i) ESSA will merge with and into CNB, with CNB as the surviving entity (the “Merger”), and (ii) ESSA Bank will merge with and into CNB Bank, with CNB Bank as the surviving entity. These transactions are more fully described in the Merger Agreement, the Form S-4 filed in connection with the Merger and the proxy statement/prospectus contained therein, as amended or supplemented through the effective date thereof (the “Registration Statement”), and the other documents included or described in the Registration Statement. Unless otherwise indicated, all terms used but not defined herein have the meaning ascribed to them in the Merger Agreement.1

In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation thereof) the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement; (2) the Registration Statement; (3) factual representations and certifications made to us by CNB and ESSA (the “Tax Certificates”); and (4) such other instruments and documents related to the formation, organization and operation of CNB and ESSA or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively, the “Reviewed Documents”). In addition, we have reviewed the form of opinion of counsel to be delivered to ESSA from Luse Gorman, PC with respect to the U.S. federal income tax consequences of the Merger (the “Luse Gorman Opinion”).

Assumptions and Representations

In connection with rendering this opinion letter, we have assumed or obtained representations (which, with your consent, we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

1.

(A) All information contained in each of the documents we have examined and upon which we have relied in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, (B) all copies are accurate, (C) all signatures are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

[1]	All section references are to the United States Internal Revenue Code of 1986, as amended (the “Code”), unless otherwise indicated.

2.

There will have been, by the Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

3.

To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by CNB and ESSA and by their respective managers, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, those in the Reviewed Documents (including the Tax Certificates), have been and will continue to be true, complete, and accurate in all respects; any representation or statement made in the Tax Certificates “to the best knowledge,” “to the knowledge,” or “to the actual knowledge” of any person(s) or party(ies)–or similarly qualified–is true, correct, and complete, as if made without such qualification; and with respect to any representation or statement made in the Tax Certificates regarding a person(s) plan or intention, the facts will be consistent with the relevant plan or intention.

4.

The Merger Agreement is valid and binding in accordance with its terms. The Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof) and the Registration Statement. The Merger will qualify as a merger under the applicable laws of Pennsylvania.

5.	The Luse Gorman Opinion is being delivered to ESSA concurrently herewith in the form provided to us, and the Luse Gorman Opinion has not been and will not be modified or withdrawn.

6.	There will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

Opinion

Based upon and subject to the limitations, qualifications and assumptions described herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” we hereby confirm that the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined therein).

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

1.

The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (“IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

2.

This letter address only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger or contemplated by the Merger Agreement).

3.

Our opinion set forth herein is based upon, among other things, the description of the contemplated transactions (including the Merger) as set forth in the Merger Agreement. No opinion is expressed as to any transaction other than the Merger, or with respect to the Merger, unless all the transactions described in the Merger Agreement (or otherwise contemplated in connection with the Merger) have been consummated in accordance with the terms of the Merger Agreement (and also without amendment, waiver, or breach of any provision thereof), and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the relevant transactions (including the Merger) differ from the terms of the Merger Agreement (without amendment, waiver, or breach of any material provision thereof), or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion letter incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent. Except as provided in the next sentence, this opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan Lovells US LLP under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP